Exhibit (10)(t)


                           CLARK EQUIPMENT COMPANY
         SUPPLEMENTAL RETIREMENT INCOME PLAN FOR CERTAIN EXECUTIVES


                               AMENDMENT No. 2

   WHEREAS, Clark Equipment Company (the "Company") previously established the Clark Equipment Company Supplemental Retirement Income Plan for Certain Executives (the "Plan"); and

   WHEREAS, the Human Effectiveness Committee of the Board of Directors of the Company has approved the amendment of the Plan as described below;

   NOW, THEREFORE, the Plan is hereby amended effective as of March 27, 1995 in the following respect:

1. Subsection 2.3 and Section 3 of the Plan are each amended by replacing the phrase "the interest rate specified in Code Section 411(a)(11)(B)(ii) (or any successor section thereto)" with the phrase "the interest rate that would be used by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on the termination of a plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, formerly referred to in Section 411(a)(11)(B)(ii) of the Internal Revenue Code of 1986".

   WHEREFORE, pursuant to the authority delegated by the Human
Effectiveness Committee of the Board of Directors of Clark Equipment Company, this Amendment No. 2 is made and executed on this 28th day of March 1995, to become effective as specified herein.

                            CLARK EQUIPMENT COMPANY


                            By:    /s/ Leo J. McKernan
                                   Leo J. McKernan
                                   Chairman, President and
                                   Chief Executive Officer